EXHIBIT 99.1
                                                                    ------------
GMX RESOURCES INC.
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FOR IMMEDIATE RELEASE


FOR ADDITIONAL INFORMATION CONTACT:

Ken L.Kenworthy, Sr.                                      Ken L. Kenworthy, Jr.
Executive V.P., CFO                                       President, CEO
405.600.0711 x 16                                         405.600.0711 x 11


GMX RESOURCES INC. ANNOUNCES RECORD PRELIMINARY REVENUES AND NET INCOME RESULTS
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FOR FOURTH QUARTER AND YEAR END 2004, OPERATIONS UPDATE AND NEW DIRECTOR
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OKLAHOMA CITY, OKLAHOMA, THURSDAY, FEBRUARY 24, 2005 GMX RESOURCES INC., NASDAQ
NMS: 'GMXR'; WARRANTS: 'GMXRW', (WWW.GMXRESOURCES.COM); GMXR announces the Company's preliminary results for the fourth quarter and year ended December 31, 2004, which were both all time company highs. Our record 4th quarter 2004 results show a vastly improved increase in net income to $1,000,481 compared to a loss of $28,886 for the 4th quarter 2003. This increase resulted from the increase in production of 75% and an increase in oil and gas prices of 47% compared to the fourth quarter of last year. Our 2004 annual record net income was $1,441,773 compared to $535,001 for 2003, an increase of 169%. Basic and diluted income per share was 19 cents per share compared to an income of 8 cents in 2003. Revenues for the year were $7,833,710 compared to $5,388,794 in 2003, an increase of 45%. Revenues for the fourth quarter of 2004 were $3,087,383 compared to $1,090,882 in the fourth quarter of 2003, an increase of 183%. Basic and diluted income per share was 12 cents compared to the prior year quarter loss of 1 cent.

During 2004 our joint development partner in East Texas drilled 17 wells, completed 15 wells, with 2 waiting completion at year-end, all successfully in the Cotton Valley Sands at approximately 10,000'. Since year-end, two more wells have been drilled and well 20 of our joint development is nearing total depth. Additionally 4 more wells have been completed.

The Company re-completed 8 wells in 2004, that were successful, and plans to do several more in 2005. "The Company's re-completion program and production from new wells drilled by our joint venture partner in East Texas has been successful and instrumental in our production and reserve growth," stated Ken L. Kenworthy, Executive Vice President and Chief Financial Officer of GMXR.

         NEW DIRECTOR:

Jon "Tucker" McHugh, Senior Vice President of First Commercial Bank in Edmond, Oklahoma was elected to the Board of Directors of GMXR at its January 20, 2005 meeting. Mr. McHugh has over 30 years experience in various management positions in the banking industry. Mr. McHugh was raised in the energy sector, served the United States Navy and as a Commander in the Naval Reserve and has held numerous leadership positions in community service. The Company appreciates his service, values his experience and expertise in aiding its Board on strategies for growth of shareholder value.

         OPERATIONAL AND JOINT DEVELOPMENT UPDATE:

4Q04 ACTIVITY JD
During the fourth quarter, PVOG, a subsidiary of Penn Virginia Corporation (NYSE: PVA) completed six and drilled six Cotton Valley wells in PHASE I of our joint development ("JD") project (GMXR has 30% interest in PHASE I).

2005 PLANNED ACTIVITY JD
Ken Kenworthy, Jr., Chief Executive Officer of GMXR stated, "PVA is evaluating and negotiating a second rig to be utilized for drilling in PHASES I AND II of our JD, although the timing of availability is uncertain. We expect to negotiate an agreement with PVOG to permit a second rig to be used by GMXR for its own use in PHASE III half of the time. Through today four new wells have been completed this year and the third well is near total depth. Two of the wells will be dual completed in the Lower Travis Peak and Pettit Zones in March; all wells should have tubing by mid April."

2005 PLANNED ACTIVITY COMPANY
Ken Kenworthy, Jr., Chief Executive Officer of GMXR stated, "We will be inspecting two rigs one of which to be utilized by GMXR for its own use in PHASE
III. A drilling contract is forthcoming. If one of the rigs is acceptable and we are able to negotiate an acceptable drilling contract, GMXR could begin drilling 100% wells in PHASE III in the 3Q05 with a shared rig or its own rig. Since year end through February 23, 2005, well eight of our re-completion efforts in PHASE III has been waiting for a second completion rig to begin its production, we expect to move our current completion rig to this location in a few days. Well seven was finally completed and should be on production this week. Other re-completions will begin as early as March."

In New Mexico, in Lea County, GMXR will participate with Yates Petroleum Corporation, in the drilling of a Morrow test to 12,600 feet in the Godden BGI State #1 in the SE NW of Section 1 T10S - R33E, which is expected to spud in April of 2005.


         TELECONFERENCE CALL AND WEBCAST:

GMX RESOURCES INC. will discuss its fourth quarter and annual 2004 earnings and operational update in a conference call followed by a question and answer session on Thursday, February 24, 2005 at 4:00 p.m. Eastern time. You can participate via telephone by dialing 1-800-706-7745 using pass-code 94741970 five to ten minutes before the scheduled start of the conference call. You can also access the conference call via Internet webcast by logging on to the Company's website at www.gmxresources.com at least 20 minutes prior to the scheduled start of the call to download and install any necessary audio software. You can find the Internet webcast link under the Investor Relations tab where you will be required to register your name and email address. You must have either Microsoft Media Player or Real Player to access the conference call. An on-demand replay of the teleconference call will be available until February 26, 2005 by calling 888-286-8010 using pass-code 76634091 and the web-cast will be available on GMXR's website for 90 days. Also note our most recent power point presentation from the IPAA with audio is available on our website under Investor Relations tab and Feb. 8, 2005 Web Cast.

GMX RESOURCES INC. is an independent natural gas producer, headquartered in Oklahoma City, Oklahoma. GMXR has interests in 70 gross/45.8 net producing wells in Texas, Louisiana & New Mexico. GMXR also has a large inventory of development prospects in North Carthage Field of East Texas as follows: 67 gross- 39 net Cotton Valley Sand (CVS) proved undeveloped wells, 113 gross- 74 net CVS probable locations on 160-80 acre spacing and 275 gross- 150 net probable CVS locations on 40 acre spacing. The Company's strategy is to significantly grow production, grow its natural gas reserves and build shareholder value.

This press release includes certain statements that may be deemed to be "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the company expects, believes or anticipates will or may occur in the future are forward-looking statements. They include statements regarding the company's financing plans and objectives, drilling plans and objectives, related exploration and development costs, number and location of planned wells, reserve estimates and values, statements regarding the quality of the company's properties and potential reserve and production levels. These statements are based on certain assumptions and analysis made by the company in light of its experience and perception of historical trends, current conditions, expected future developments, and other factors it believes appropriate in the circumstances, including the assumption that there will be no material change in the operating environment for the company's properties. Such statements are subject to a number of risks, including but not limited to commodity price risks, drilling and production risks, risks relating to the company's ability to obtain financing for its planned activities, risks related to weather and unforeseen events, governmental regulatory risks and other risks, many of which are beyond the control of the company. Reference is made to the company's reports filed with the Securities and Exchange Commission for a more detailed disclosure of the risks. For all these reasons, actual results or developments may differ materially from those projected in the forward-looking statements.

                       GMX Resources Inc. and Subsidiaries
                     Consolidated Balance Sheet (Unaudited)

                                                                                  December 31,    December 31,
                                                                                      2003            2004
                                                                                  ------------    ------------
                                         ASSETS
CURRENT ASSETS:
 Cash and cash equivalents                                                        $    637,522         862,546
 Accounts receivable--interest owners                                                   99,442          96,248
 Accounts receivable--oil and gas revenues                                             432,844       1,501,073
 Inventories                                                                           235,004         204,442
 Prepaid expenses                                                                       11,608         108,447
                                                                                  ------------    ------------
               Total current assets                                                  1,616,420       2,772,756
                                                                                  ------------    ------------

OIL AND GAS PROPERTIES, AT COST, BASED ON THE FULL COST METHOD OF
   ACCOUNTING FOR AIL AND GAS PROPERTIES                                            32,449,096      42,452,970
 Less accumulated depreciation, depletion, and amortization                         (4,788,779)     (6,496,210)
                                                                                  ------------    ------------
                                                                                    27,660,317      35,956,760
                                                                                  ------------    ------------

OTHER PROPERTY AND EQUIPMENT                                                         3,200,345       3,515,422
 Less accumulated depreciation                                                        (991,889)     (1,308,358)
                                                                                  ------------    ------------
                                                                                     2,208,456       2,207,064
                                                                                  ------------    ------------
OTHER ASSETS                                                                            16,013          54,883
                                                                                  ------------    ------------
               TOTAL ASSETS                                                       $ 31,501,206      40,991,463
                                                                                  ============    ============



                          LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
 Accounts payable                                                                 $  1,134,500       2,321,517
 Accrued expenses                                                                       64,887         134,718
 Accrued interest                                                                       29,703              --
 Revenue distributions payable                                                         285,382         274,862
 Current portion of long-term debt                                                   1,060,000         433,933
                                                                                  ------------    ------------
               Total current liabilities                                             2,574,472       3,165,030

LONG-TERM DEBT, LESS CURRENT PORTION                                                 5,630,000       3,328,361
OTHER LIABILITIES                                                                      678,169       2,091,216

SHAREHOLDERS' EQUITY
 Preferred stock, par value $.01 per share, 500,000 shares authorized Common stock, par value $.001 per share--authorized 50,000,000 shares;
  issued and outstanding 6,575,000 shares in 2003 and 8,053,539 shares in 2004           6,575           8,054
 Additional paid-in capital                                                         20,959,973      29,305,012
 Retained earnings (accumulated deficit)                                             1,652,017       3,093,790
               Total shareholders' equity                                           22,618,565      32,406,856
                                                                                  ------------    ------------

               TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                         $ 31,501,206      40,991,463
                                                                                  ============    ============

                       GMX Resources Inc. and Subsidiaries
                      Consolidated Statements of Operations



                                                                               (UNAUDITED)
                                                           Three Months Ended               Twelve Months Ended
                                                               December 31,                    December 31,
                                                       ----------------------------    ----------------------------
                                                           2003            2004            2003            2004
                                                       ------------    ------------    ------------    ------------
REVENUE:
       Oil and gas sales                               $  1,083,370    $  2,955,817    $  5,367,370    $  7,689,882
       Interest income                                          398           2,236           2,592          14,498
       Other income                                           7,114         129,330          18,832         129,330
                                                       ------------    ------------    ------------    ------------
       Total revenue                                      1,090,882       3,087,383       5,388,794       7,833,710

EXPENSES:
       Lease operations                                     171,794         521,621         850,034       1,261,109
       Production and severance taxes                        70,275         201,887         384,069         518,721
       Depreciation, depletion, and amortization            397,170         634,880       1,549,678       2,043,485
       Interest                                             105,061         206,852         439,313         558,504
       General and administrative                           375,468         522,263       1,578,865       1,985,913
                                                       ------------    ------------    ------------    ------------
       Total expenses                                     1,119,768       2,087,502       4,801,959       6,367,731

       Income before income taxes                           (28,886)        999,881         586,835       1,465,979


INCOME TAXES                                                     --            (600)             --          24,206
                                                       ------------    ------------    ------------    ------------

NET INCOME BEFORE CUMULATIVE EFFECT OF A CHANGE IN
 ACCOUNTING PRINCIPLE                                       (28,886)      1,000,481         586,835       1,441,773
                                                       ------------    ------------    ------------    ------------

CUMULATIVE EFFECT OF A CHANGE IN ACCOUNTING PRINCIPLE            --              --         (51,834)             --
                                                       ------------    ------------    ------------    ------------

Net Income                                             $    (28,886)   $  1,000,481    $    535,001    $  1,441,773
                                                       ============    ============    ============    ============

EARNINGS PER SHARE - BEFORE CUMULATIVE EFFECT          $      (0.00)   $       0.12    $       0.09    $       0.19
                                                       ============    ============    ============    ============
EARNINGS PER SHARE - CUMULATIVE EFFECT                 $         --    $         --    $      (0.01)   $         --
                                                       ============    ============    ============    ============
EARNINGS PER SHARE - BASIC AND DILUTED                 $      (0.00)   $       0.12    $       0.08    $       0.19
                                                       ============    ============    ============    ============
WEIGHTED AVERAGE COMMON SHARE-BASIC                       6,575,000       8,053,539       6,560,000       7,396,880
                                                       ============    ============    ============    ============
WEIGHTED AVERAGE COMMON SHARE-DILUTED                     6,629,913       8,208,623       6,560,000       7,491,778
                                                       ============    ============    ============    ============

                      GMX Resources, Inc. and Subsidiaries
                 Consolidated Statements of Comprehensive Income
                                   (Unaudited)




                                                           Three Months Ended                  Years Ended
                                                               December 31,                    December 31,
                                                       ----------------------------    ----------------------------
                                                           2003            2004            2003            2004
                                                       ------------    ------------    ------------    ------------

Net Income                                             $    (28,886)   $  1,000,481    $    535,001    $  1,441,773

Other comprehensive income (loss), net of tax:
      Adjustment for derivative losses
         reclassified into oil and gas sales                     --              --         438,400              --
      Change in fair value of derivative instruments             --              --         (17,100)             --
                                                       ------------    ------------    ------------    ------------
Comprehensive income                                   $    (28,886)   $  1,000,481    $    956,301    $  1,441,773
                                                       ============    ============    ============    ============

                       GMX Resources Inc and Subsidiaries
                      Consolidated Statements of Cash Flows
                                   (Unaudited)
                      Years Ended December 31, 2003 & 2004

                                                                     2003            2004
                                                                 ------------    ------------
CASH FLOWS DUE TO OPERATING ACTIVITIES
  Net Income                                                     $    535,001    $  1,441,773
  Adjustments to reconcile net income to net cash provided by
  (used in) operating activities
           Compensation-stock options                                  29,801              --
           Depreciation, depletion, and amortization                1,549,678       2,043,485
           Deferred income taxes                                           --              --
           (Gain) Loss on sale of other property & equipment               --              --
           (Gain) Loss on disposal of asset                                --              --
           Cumulative effect of change in accounting
           principle, net of tax                                       51,834              --
           Accretion of asset retirement obligation                    22,521          24,323
           Amortization of loan fees                                                  326,762
           Decrease (increase) in:
              Accounts receivable                                      84,188        (865,035)
              Inventory and prepaid expenses                            1,701        (431,908)
              Other Assets                                             41,633              --
           Increase (decrease) in:
              Accounts payable                                     (1,292,215)      1,187,017
              Accrued expenses and liabilities                        112,615          40,128
              Revenue distributions payable                          (122,467)        (58,067)
                                                                 ------------    ------------

           Net cash provided by (used in) operating activities      1,014,290       3,708,478
                                                                 ------------    ------------

CASH FLOWS DUE TO INVESTING ACTIVITIES
  Additions to oil and gas properties                                (236,617)     (8,567,690)
  Purchase of property and equipment                                       --        (334,577)
  Proceeds from sale of other property and equipment                       --              --
  Proceeds from sale of investments                                        --              --
  Proceeds from sale of oil and gas properties                        700,932              --
                                                                 ------------    ------------
           Net cash provided by (used in) financing activities        464,315      (8,902,267)
                                                                 ------------    ------------

CASH FLOWS DUE TO FINANCING ACTIVITIES
  Advance on borrowings                                                    --       3,872,457
  Payments on debt                                                 (1,410,000)     (6,800,162)
  Proceeds from sale of stock                                          25,000       8,346,518
                                                                 ------------    ------------
           Net cash provided by (used in) financing activities     (1,385,000)      5,418,813
                                                                 ------------    ------------

NET INCREASE (DECREASE) IN CASH                                        93,605         225,024

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                      543,917         637,522
                                                                 ------------    ------------

CASH AND CASH EQUIVALENTS AT END OF PERIOD                       $    637,522    $    862,546
                                                                 ============    ============

CASH PAID FOR INTEREST                                           $    376,585    $    261,445
                                                                 ============    ============